                                                                  Exhibit 10.08

                      1996 LONG-TERM PERFORMANCE INCENTIVE PLAN


Section 1.    PURPOSE

              The Long-Term Performance Incentive Plan is designed to encourage the successful growth and profitability of the Company by strengthening the ability of the Company to: (i) stimulate and reinforce outstanding performance of key managers who contribute substantially to the achievement of long-term financial and strategic objectives; (ii) reinforce a "team" orientation; (iii) attract and retain personnel of superior capability; and (iv) provide competitive management compensation.

Section 2.    DEFINITIONS

              (a) "Committee" means a committee of the Board of Directors consisting of two or more members of the Board of Directors, selected by the Board, each of which members shall be an "Outside Director" for purposes of Section 162(m) and the Regulations promulgated thereunder.

              (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

              (c) "Company" means N-T Holdings, Inc. or such other name which N-T Holdings, Inc. may adopt.

              (d) "Key Manager" means any Executive Officer, as defined under Rule 3b-7 of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, of the Company or any subsidiary of the Company. "Key Manager" also means any Officer or full-time employee of the Company or any subsidiary of the Company as are determined by the Committee to have a direct, significant, and measurable impact on the attainment of the Company's or a subsidiary's long-term growth and profitability objectives.

              (e) "Officer" means an officer of the Company (including, without limitation, the Chairman and Vice Chairman of the Board of Directors) or any corporation which is then a subsidiary, whether such Officer becomes an

                   Officer at the time this Plan is adopted or subsequent to the adoption of this Plan.

              (f) "Participant" means a Key Manager determined by the Committee as eligible to receive an Award.

              (g) "Performance Award" or "Award" means a contingent right to receive cash or stock at the end of a Performance Period.

              (h) "Performance Period" or "Cycle" means a period of three consecutive fiscal years of the Company, beginning with the fiscal year in which a Performance Award is granted and over which the performance of the Company is measured for the purpose of determining the Award earned, if any.

              (i) "Plan" means this 1996 Long-Term Performance Incentive Plan of the Company.

              (j) "Regulations" means final, temporary or proposed regulations promulgated under the Code.

              (k) "Section 162 (m)" means Section 162 (m) or any successor provision promulgated under the Code.

              (l) "Subsidiary Operating Unit" means any profit center so designated by the Committee.

Section 3.    ADMINISTRATION

              The Plan will be administered by the Committee. The Committee will: (i) approve the Participants eligible to receive Awards under the Plan with respect to each Performance Period; (ii) determine the performance measures; and (iii) determine the amount of Awards subject to the terms and conditions set forth in this Plan and to other terms and conditions consistent with the purpose and provision of this Plan. Such Awards may be made so that more than one Performance Period is in progress simultaneously.

              The Committee may prescribe, amend, or rescind such rules, regulations, policies, interpretations, and guides as deemed appropriate for proper and effective administration of this Plan.

              No member of the Committee or employee of the Company will be personally liable for any action, failure to act, determination, or interpretation made in good faith with respect to the Plan or any transaction under the Plan.

              All decisions, determinations, and interpretations of the Committee will be final and binding.

Section 4.    ELIGIBILITY AND PARTICIPATION

              The persons eligible to participate in the Plan shall be Key Managers.

              The Committee approves Participants who are to be granted Performance Awards before the beginning of each Performance Period and, at its discretion, may designate additional Participants during any Performance Period as deemed appropriate; provided, however, that adjustments shall be made to the minimum performance measures applicable to new Participants to ensure that any Award payable to such new Participant is based solely on the attainment of future performance objectives. The Committee, through its designee, will notify Participants in writing of their eligibility. The Committee will not be bound by selections made for prior Performance Periods.

Section 5.    PERFORMANCE OBJECTIVES

              (a) ESTABLISHMENT OF PERFORMANCE OBJECTIVES AND FORMULAS. No later than 90 days after the commencement of each Performance Period (or no later than such earlier or later date as may be the applicable deadline for compensation payable hereunder for such performance period to qualify as "performance-based" compensation under Section 162(m)), the Committee will establish, in writing, specific financial and/or strategic performance objectives for such Performance Period. At such time, the Committee will establish minimum performance objectives below which no Awards will be earned, maximum performance objectives above which Awards will not be affected and the formula for computing each Participant's Award. Notwithstanding anything to the contrary herein, the performance objectives for any portion of this Plan that is intended by the Committee to satisfy the requirements for "performance based" compensation under Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 10(b)).

                   Upon establishment of the performance objective(s) for a specific Performance Period, the appointed designee of the Committee will notify each participant in writing of the established objective(s).

                   If the Committee determines the established performance measures are no longer suitable due to a change in the Company's business, operations, corporate structure, capital structure, or other conditions deemed by the Committee to be material, the Committee will have sole discretion during the Performance Period to modify the performance objectives as considered appropriate and equitable; provided, however, that no such adjustment will decrease the minimum performance goal applicable to an Executive Officer, or otherwise have the potential effect of increasing the amount of compensation that would be payable to an Executive Officer upon the attainment of the original performance goals; provided further that no adjustment will be inconsistent with Section 10.

              (b) STOCKHOLDER APPROVAL. Establishment of Awards for Executive Officers shall be subject to, and contingent upon, the disclosure to the stockholders of the Company of the material terms of the Qualifying Performance Criteria and stockholder approval of such terms. Such stockholder approval shall be required each time the Committee changes the material terms of the Qualifying Performance Criteria (a change in the minimum performance objectives applicable to a new Performance Period shall not be considered a change of a material term of the performance goal). Absent a change in the material terms of the Qualifying Performance Criteria, such terms need not be reprieved by the stockholders until the fifth year following the year in which stockholders previously approved the performance goal.

Section 6.    PAYMENTS OF AWARDS EARNED

              The basis of Awards for a given Performance Period will be the achievement of the financial and/or strategic performance objectives and, except in the case of Executive Officers, overall assessment of individual contributions as determined by the Committee. If minimum performance is not attained for a Performance Period, no payment will be made and all contingent rights will cease. Further, no additional payments will be made above the maximum objective.

              If performance measures are achieved, the Committee shall certify in writing, prior to the payment of any Performance Award, that such performance goals (and any other material terms) were satisfied. The Performance Award, if any, earned by each Participant will be paid in cash and/or stock as soon as administratively possible following the close of the applicable Performance Period and the certification by the Committee, described in the preceding sentence.

              One year in advance of the end of the Performance Period, a Participant may elect in writing, upon approval of the Committee, to defer receipt of all or a portion of an Award earned for a specified time as approved by the Committee. Payment of deferred amounts may be in a lump sum on the designated payment date or in installments as approved by the Committee. A Participant's right to any deferred Award will be that of a general creditor of the Company; no trust will be deemed to be created by virtue of such deferral.

              The Committee will set a reasonable interest rate, to be paid on deferred funds, and the applicable terms and conditions of such rate.

Section 7.    TERMINATION OF EMPLOYMENT

              In the event of a Participant's death, disability, or retirement during a Performance Period, payment of the Award earned will be prorated unless otherwise determined by the Committee. Such Awards will then be paid to the Participant, the Participant's estate, or legal representative as determined by the Committee.

              In the event of a Participant's death, disability or retirement after the end of a Performance

              Period, such Award will be paid to the Participant, the Participant's estate, or legal representative as determined by the Committee.

              In the event of termination of employment of a Participant or a Participant ceases to be an Officer, voluntarily or by the actions of the Company with or without cause, for reasons other than specified above, at any time before the end of the Performance Period, the Participant will forfeit all rights to any Award for such Performance period, subject to the provisions of Section 8 or at the sole discretion of the Committee.

Section 8.    DISCRETIONARY INCENTIVE AWARD.

              The Committee may, in its sole discretion, make an additional award to any participant otherwise eligible to participate in the Plan who are determined by the Committee to have positively impacted directly on the attainment of the performance objectives established by the Committee.

Section 9.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

              In the event of a reorganization, merger, or consolidation of which the Company is not the surviving corporation, or upon the sale of substantially all the assets of the Company to another corporation, or upon the dissolution or liquidation of the Company, the Plan will terminate on the effective date of such transaction. Provision will be made for determining the amount of cash payable for all Performance Awards for all Performance Periods that will end after such event unless provisions are made for the continuance of the Plan and the assumption or substitution for such Awards of an equivalent value by the successor corporation. Deferred funds will become due within 60 days of such event unless provisions are made for the continuance of the Plan and the assumption of deferred funds liability.

              Adjustments under this section will be made by the Committee whose determination as to what adjustments will be made and the extent will be final, binding, and conclusive.

Section 10.   GENERAL PROVISIONS

              (a) No Right to Participate: Nothing in the Plan will be deemed to give a Participant or a Participant's legal representative or any other person or entity claiming under or through a Participant any contract or right to participate in the benefits of the Plan.

              (b) No Employment Right: Participation in the Plan does not constitute a commitment, guarantee, contract, or understanding of any kind that the Company will continue to employ any individual.

              (c) Qualifying Performance Criteria: For purposes of this Plan, "Qualifying Performance Criteria" shall mean earnings per share. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of financing activities; expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; and effects of divestitures.

              (d) Nontransferability: A Participant or any designed beneficiary has no right to assign, transfer, attach, or hypothecate any benefits or payments of the Plan.

              (e) Withholding: The Company has the right to deduct any sums federal, state or local tax law requires to be withheld with respect to the payment of a Performance Award.

              (f) Restricted Liability: Payments held by the Company before distribution are not liable for the debts, contracts, or obligations of any Participant or beneficiary, and are not to be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding.

Section 11.   AMENDMENT, SUSPENSION, OR TERMINATION OF PLAN

              The Company may amend, suspend, or terminate the Plan at any time. Such amendment, suspension, or termination will not adversely alter or affect any right or obligation to any award made before this action. The Committee will determine the effect on Performance Awards that may be effected by such event and make adjustments and/or payments as it, in its sole discretion, determines appropriate.

Section 12.   EFFECTIVE DATE

              This Plan will be effective upon its adoption by the Company and may be applied retroactively to the beginning of the Company's fiscal year at the sole discretion of the Committee.